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Exhibit 21

SUBSIDIARIES OF SEA CONTAINERS LTD.

Jurisdiction of Organization
Atlantic Maritime Services Ltd.	Bermuda
Contender 2 Ltd.	Bermuda
Fahrschiff Europa K.B.	Finland
Marine Container Insurance Company Ltd.	Bermuda
Paulista Containers Maritimos Ltda.	Brazil
SeaCat Ltd.	Bermuda
SeaCat 2 Ltd.	Bermuda
SeaCat 4 Ltd.	Bermuda
SeaCat 6 Ltd.	Bermuda
SeaCat 7 Ltd.	Bermuda
Sea Containers America Inc.	Delaware
Subsidiaries of Sea Containers America Inc.
Charleston Marine Containers Inc.	Delaware
Highlands Landing Corp.	Delaware
SeaCo Texas Properties Inc.	Delaware
SeaStreak America Inc.	Delaware
Sea Containers Asia Pte. Ltd.	Singapore
Sea Containers Australia Ltd.	Australia
Sea Containers Australia No. 3 Pty Ltd. (subsidiary of Sea Containers Australia Ltd.)	Australia
International Reefer Services Pty Ltd. (subsidiary of Sea Containers Australia No. 3 Pty Ltd.)	Australia
Sea Containers Brasil Ltda.	Brazil
Brasiluvas Agricola Ltda. (subsidiary of Sea Containers Brasil Ltda.)	Brazil
Sea Containers Properties Ltd.	Bermuda
Sea Containers SPC Ltd.	Bermuda
Sea Containers U.K. Ltd.	U.K.

Ferry and Port Holdings Ltd. (subsidiary of Sea Containers U.K. Ltd.)	U.K.
Subsidiaries of Ferry and Port Holdings Ltd. Illustrated London News and Sketch Ltd.	U.K.
Sea Containers Ferries Ltd.	U.K.
Subsidiaries of Sea Containers Ferries Ltd.
Hoverspeed GB Ltd.	U.K.
Hoverspeed Ltd.	U.K.
Subsidiaries of Hoverspeed Ltd.
Hoverspeed (1981) Ltd.	U.K.
Hoverspeed (Kent) Ltd.	U.K.
Hoverspeed Services Ltd.	U.K.
Sea Containers Ferries Scotland Ltd.	U.K.
Sea Containers Ports Ltd.	U.K.
Folkestone Properties Ltd. (subsidiary of Sea Containers Ports Ltd.)	U.K.
Sea Containers British Isles Ltd. (subsidiary of Sea Containers U.K. Ltd.)	U.K.
Subsidiaries of Sea Containers British Isles Ltd. Fairways and Swinford (Travel) Ltd.	U.K.
GNER Holdings Ltd.	U.K.
Great North Eastern Railway Ltd. (subsidiary of GNER Holdings Ltd.)	U.K.
Hart, Fenton & Co. Ltd.	U.K.
Sea Containers Chartering Ltd.	U.K.
Sea Containers House Management Ltd.	U.K.
Sea Containers Italia Holdings S.r.l.	Italy
SuperSeaCat Italia S.r.l. (subsidiary of Sea Containers Italia Holdings S.r.l.)	Italy
Sea Containers Property Services Ltd.	U.K.
Subsidiaries of Sea Containers Property Services Ltd.
Newhaven Marina Ltd.	U.K.
Riverside (Newhaven) Management Co. Ltd.	U.K.
Tortington Manor Management Co. Ltd.	U.K.
Sea Containers Railway Services Ltd.	U.K.
Sea Containers Services Ltd.	U.K.
Periandros S.A. (subsidiary of Sea Containers Services Ltd.)	Greece
Yorkshire Marine Containers Ltd.	U.K.
Silja Holdings Ltd.	U.K.

Silja Oyj Abp (subsidiary of Silja Holdings Ltd.)	Finland
Subsidiaries of Silja Oyj Abp Crown Cruise Line Inc. S.A.	Panama
Sally Ab	Finland
SeaWind Line AB	Sweden
SeaWind Line Oy Ab	Finland
Silja Cruise AB	Sweden
Silja Line AB	Sweden
Silja Line Eesti A/S	Estonia
Silja Line G.m.b.H.	Germany
Société Bananière de Motobe S.A.	Ivory Coast
SuperSeaCat 1 Ltd.	Bermuda
SuperSeaCat 2 Ltd.	Bermuda
SuperSeaCat 3 Ltd.	Bermuda
SuperSeaCat 4 Ltd.	Bermuda

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SUBSIDIARIES OF SEA CONTAINERS LTD.